Exhibit 4.2

EXECUTION VERSION

RAIT FINANCIAL TRUST

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

First Supplemental Indenture

Dated as of March 21, 2011

to Indenture Dated as of

March 21, 2011

7.00% Convertible Senior Notes due 2031

TABLE OF CONTENTS

		PAGE
	ARTICLE 1
	DEFINITIONS
Section 1.01.	Definitions	7
Section 1.02.	References to Interest	16

	ARTICLE 2
	ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.	Scope of Supplemental Indenture	17
Section 2.02.	Designation and Amount	17
Section 2.03.	Form of Notes	17
Section 2.04.	Date and Denomination of Notes; Payments of Interest	18
Section 2.05.	Exchange and Registration of Transfer of Notes; Depositary	18
Section 2.06.	Cancellation of Surrendered Notes	19
Section 2.07.	Notice of Defaults	20
Section 2.08.	Additional Notes; Repurchases	20
Section 2.09.	CUSIP Numbers	20

	ARTICLE 3
	SATISFACTION AND DISCHARGE

Section 3.01.	Applicability of Article XI of the Base Indenture	20
Section 3.02.	Satisfaction and Discharge	21

	ARTICLE 4
	PARTICULAR COVENANTS OF THE COMPANY

Section 4.01.	Maintenance of Office Or Agency	21
Section 4.02.	Reports	21
Section 4.03.	Stay, Extension and Usury Laws	22

	ARTICLE 5
	DEFAULTS AND REMEDIES

Section 5.01.	Applicability of Article VI of the Base Indenture	22
Section 5.02.	Events of Default	22
Section 5.03.	Payments of Notes on Default; Suit Therefor	26
Section 5.04.	Application of Monies Collected by Trustee	27
Section 5.05.	Proceedings by Holders of the Notes	28
Section 5.06.	Proceedings by Trustee	29

i

EXHIBIT

Exhibit A	Form of Note	A-1

FIRST SUPPLEMENTAL INDENTURE dated as of March 21, 2011 (this “Supplemental Indenture”) between RAIT Financial Trust, a Maryland real estate investment trust, as issuer (the “Company”, as more fully set forth in Section 1.01) and Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States, as trustee (the “Trustee”, as more fully set forth in Section 1.01), supplementing the Indenture dated as of March 21, 2011, between the Company and the Trustee (the “Base Indenture” and, as amended and supplemented by this Supplemental Indenture, and as it may be further amended or supplemented from time to time, the “Indenture”).

W I T N E S S E T H:

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s Debt Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 9.01(k) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form and terms of Debt Securities of any series as contemplated by Section 2.01 and Section 2.03 of the Base Indenture without the consent of Holders of any Debt Securities;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of a single series of Debt Securities designated as its 7.00% Convertible Senior Notes due 2031 (the “Notes”), initially in an aggregate principal amount not to exceed $115,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, the Form of Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice, the Form of Purchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and this Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Supplemental Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article 1 shall have the respective meanings assigned to them in this Article 1 and include the plural as well as the singular;

(b) all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture; and

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Shares” shall have the meaning specified in Section 10.03(a).

“Agent” means any Registrar, Paying Agent or Conversion Agent or any successor entity thereto.

“Annual Dividend Period” shall have the meaning specified in Section 10.04(d).

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Trustees, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” shall mean “capital stock” as defined in the Base Indenture.

“Cash Settlement” shall have the meaning specified in Section 10.02(a).

“Charter” means the Declaration of Trust of the Company, as amended or supplemented from time to time in accordance with the terms thereof and applicable law.

“Clause A Distribution” shall have the meaning specified in Section 10.04(c).

“Clause B Distribution” shall have the meaning specified in Section 10.04(c).

“Clause C Distribution” shall have the meaning specified in Section 10.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning specified in Section 10.02(a).

“Common Equity” of any Person means capital stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Shares” mean the common shares of beneficial interest of the Company, par value $0.01 per share, at the date of this Supplemental Indenture, subject to Section 10.07.

“Company” shall have the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Article 8, shall include its successors and assigns.

“Company Notice” shall have the meaning specified in Section 11.01(a).

“Continuing Trustee” means a trustee who either was a member of the Board of Trustees on March 15, 2011 or who becomes a member of the Board of Trustees subsequent to that date and whose election, appointment or nomination for election by the shareholders of the Company is duly approved by a majority of the continuing trustees on the Board of Trustees at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Trustees in which such individual is named as nominee for trustee. Solely for purposes of this definition, the phrase “or any authorized committee of the Board of Trustees of the Company or any Trustees and/or officers of the Company to whom such Board of Trustees or such committee shall have duly designated its authority to act hereunder” of the definition of Board of Trustees shall be disregarded.

“Conversion Agent” means the office or agency maintained by the Company in the Place of Payment pursuant to Section 4.01 of the Base Indenture where the Notes may be surrendered for conversion.

“Conversion Date” shall have the meaning specified in Section 10.02(c).

“Conversion Obligation” shall have the meaning specified in Section 10.01(a).

“Conversion Rate” shall have the meaning specified in Section 10.01(a).

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 45 Broadway, 14th Floor, New York, New York 10006, Attention: Corporate Trust Services—Administrator for RAIT Financial Trust, or such other address as the Trustee may designate from time to time by notice to the Holders of the Notes and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders of the Notes and the Company).

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, 5% of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 20.

“Daily Settlement Amount,” for each of the 20 consecutive Trading Days during the Observation Period, shall consist of:

(a) cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value; and

(b) if the Daily Conversion Value exceeds the Daily Measurement Value, a number of Common Shares equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 20 consecutive Trading days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RAS <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one Common Share on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, Repurchase Price, Fundamental Change Repurchase Price, principal and any interest and Defaulted Interest) that are payable but are not punctually paid or duly provided for.

“Distributed Property” shall have the meaning specified in Section 10.04(c).

“Effective Date” shall have the meaning specified in Section 10.03(b).

“Event of Default” shall have the meaning specified in Section 5.02.

“Ex-Dividend Date” means the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question, from the Company or, if applicable, from the seller of Common Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 4 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Form of Repurchase Notice” shall mean the “Form of Repurchase Notice” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the employee benefit plans of the Company and its Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Shares (other than changes resulting from a subdivision or combination) as a result of which the Common Shares would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Shares shall be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c) Continuing Trustees cease to constitute at least a majority of the Board of Trustees;

(d) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(e) the Common Shares (or other common stock underlying the Notes) cease to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common shareholders of the Company, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of Publicly Traded Securities, and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares (subject to the provisions of Section 10.02(a)).

“Fundamental Change Company Notice” shall have the meaning specified in Section 11.02(b).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 11.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 11.02(c)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 11.02(a).

“Global Note” shall have the meaning specified in Section 2.05(c).

“Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Initial Dividend Period” shall have the meaning specified in Section 10.04(d).

“Initial Dividend Threshold” shall have the meaning specified in Section 10.04(d).

“Interest Payment Date” means each April 1 and October 1 of each year, beginning on October 1, 2011.

“Last Reported Sale Price” of the Common Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares are traded. If the Common Shares are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Shares in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If the Common Shares are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Legal Holiday” means a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Shares are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Shares or in any options, contracts or future contracts relating to the Common Shares.

“Maturity Date” means April 1, 2031.

“Merger Common Stock” shall have the meaning specified in Section 10.07(e)(i).

“Merger Event” shall have the meaning specified in Section 10.07(a).

“Merger Valuation Percentage” for any Merger Event shall be equal to (x) the arithmetic average of the Last Reported Sale Prices of one share of such Merger Common Stock over the relevant Merger Valuation Period (determined as if references to “Common Shares” in the definition of “Last Reported Sale Price” were references to the “Merger Common Stock” for such Merger Event), divided by (y) the arithmetic average of the Last Reported Sale Prices of one Common Share over the relevant Merger Valuation Period.

“Merger Valuation Period” for any Merger Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Merger Event.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Supplemental Indenture.

“Note Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Notice of Conversion” shall have the meaning specified in Section 10.02(b).

“Observation Period” with respect to any Note surrendered for conversion means: (i) subject to clause (ii), if the relevant Conversion Date occurs other than during the period beginning on, and including, January 1, 2016 and ending on, but excluding, April 1, 2016, the 20 consecutive Trading Day period beginning on, and including, the second Trading Day after such Conversion Date; (ii) if the relevant Conversion Date occurs on or after the date of the Company’s issuance of a Redemption Notice with respect to the Notes pursuant to Section 12.03 and prior to the relevant Redemption Date, the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day immediately preceding such Redemption Date; and (iii) if the relevant Conversion Date occurs during the period beginning on, and including,

January 1, 2016 and ending on, but excluding, April 1, 2016, the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day immediately preceding April 1, 2016.

“open of business” means 9:00 a.m. (New York City time).

“Optional Redemption” shall have the meaning specified in Section 12.01.

“Outstanding,” when used with reference to Notes, shall mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Supplemental Indenture, except:

(a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided, that, if such Notes are to be redeemed, a Redemption Notice has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made; and

(c) Notes that have been paid pursuant to Section 2.09 of the Base Indenture or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.09 of the Base Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes converted pursuant to Article 10 and required to be canceled pursuant to Section 2.10 of the Base Indenture; and

(e) Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.08;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in conclusively relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or an Affiliate of the Company or of such other obligor.

“Paying Agent” means the office or agency maintained by the Company in the Place of Payment pursuant to Section 4.02 of the Base Indenture where the Notes may be presented or surrendered for payment or surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and multiples thereof.

“Physical Settlement” shall have the meaning specified in Section 10.02(a).

“Place of Payment” means, with respect to the Notes, the Borough of Manhattan in the City of New York, New York.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.09 of the Base Indenture in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Prospectus Supplement” means the preliminary prospectus supplement dated March 14, 2011, as supplemented by the pricing term sheet dated March 15, 2011, relating to the offering and sale of the Notes.

“Publicly Traded Securities” means shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with a Fundamental Change described in clause (b) of the definition thereof.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares (or other security) have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Trustees, by statute, by contract or otherwise).

“Redemption Date” shall have the meaning specified in Section 12.03(a).

“Redemption Notice” shall have the meaning specified in Section 12.03(a).

“Redemption Price” shall have the meaning specified in Section 12.01.

“Reference Property” shall have the meaning specified in Section 10.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the March 15 or September 15 (whether or not such day is a Business Day) immediately preceding the applicable April 1 or October 1 Interest Payment Date, respectively.

“REIT” means a real estate investment trust.

“Repurchase Date” shall have the meaning specified in Section 11.01(a).

“Repurchase Expiration Time” shall have the meaning specified in Section 11.01(a).

“Repurchase Notice” shall have the meaning specified in Section 11.01(a).

“Repurchase Price” shall have the meaning specified in Section 11.01(a).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Shares are listed or admitted for trading. If the Common Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Settlement Amount” has the meaning specified in Section 10.02(a)(v).

“Settlement Blocker” has the meaning specified in Section 10.12(a).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 10.02(a)(iv).

“Share Price” shall have the meaning specified in Section 10.03(b).

“Significant Subsidiary” means, as of any date of determination, a Subsidiary of the Company that would constitute a “significant subsidiary” of the Company as such term is defined under Rule 1-02(w) of Regulation S-X of the SEC as in effect on the date of this Supplemental Indenture; provided that it shall not include (a) any entity consolidated by the Company where the Company holds 50% or less of the voting power of such entity or (b) any bankruptcy remote, special purpose entity, used to securitize assets and consolidated by the Company, whose indebtedness is without recourse to the Company.

“Special Interest” means all amounts, if any, payable pursuant to Section 5.02.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes.

“Spin-Off” shall have the meaning specified in Section 10.04(c).

“Successor Company” shall have the meaning specified in Section 8.02(a).

“Supplemental Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Trading Day” means a day on which (i) trading in the Common Shares (or other security for which a Last Reported Sale Price must be determined) generally occurs on The New York Stock Exchange or, if the Common Shares (or such other security) are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares (or such other security) are then listed or, if the Common Shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares (or such other security) are then traded and (ii) a Last Reported Sale Price for the Common Shares (or such other security) is available on such securities exchange or market; provided that if the Common Shares (or such other security) are not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Shares (or such other security) generally occurs on The New York Stock Exchange or, if the Common Shares (or such other security) are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares (or such other security) are then listed or, if the Common Shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares (or such other security) are then listed or admitted for trading, except that if the Common Shares (or such other security) are not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trigger Event” shall have the meaning specified in Section 10.04(c).

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer, assistant trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 10.07(a).

“Valuation Period” shall have the meaning specified in Section 10.04(c).

Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Special Interest if, in such context, Special Interest is, was or would be payable pursuant to Section 5.02. Unless the context otherwise requires, any express mention of Special Interest in any provision hereof shall not be construed as excluding Special Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Scope of Supplemental Indenture. This Supplemental Indenture supplements the provisions of the Base Indenture, to which provisions reference is hereby made. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Debt Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Debt Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any conflicting provisions in the Base Indenture; provided that no provision of this Supplemental Indenture shall be construed (a) to supersede any obligation that the Company would otherwise have under the Base Indenture to deliver a Company Order, an Officer’s Certificate or an Opinion of Counsel to the Trustee, or (b) to limit any right that the Trustee would otherwise have under the Base Indenture to request and conclusively rely on a Company Order, an Officer’s Certificate or an Opinion of Counsel.

Section 2.02. Designation and Amount. The Notes are hereby created and authorized as a single series of Debt Securities under the Base Indenture. The Notes shall be designated as the “7.00% Convertible Senior Notes due 2031.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $115,000,000, subject to Section 2.08 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.07 and Section 2.09 of the Base Indenture and Section 7.05, Section 10.02 and Section 11.04 of this Supplemental Indenture.

Section 2.03. Form of Notes. The Notes shall be substantially in the form set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Note Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the written direction of the Company, in such manner and upon written instructions given by the

Holder of such Notes in accordance with the Indenture. Payment of principal (including the Redemption Price, Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders of the Notes eligible to receive payment is provided for herein.

Section 2.04. Date and Denomination of Notes; Payments of Interest. (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

(b) This Section 2.04(b) shall replace the second sentence of Section 4.01 of the Base Indenture and Section 2.12(a) of the Base Indenture in its entirety and all references to such provisions shall be deemed, for the purposes of the Notes, to be references to this Section 2.04(b). The Person in whose name any Note (or its Predecessor Note) is registered on the Debt Security Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office. The Company shall pay interest (i) on any Physical Notes (A) to Holders of the Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Debt Security Register and (B) to Holders of the Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to the Holders of these Notes or upon application by a Holder of the Notes to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until such Holder notifies, in writing, the Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 2.05. Exchange and Registration of Transfer of Notes; Depositary. (a) For the purposes of the Notes, the reference to “transfer, exchange or payment” in the first paragraph of Section 2.07(b) of the Base Indenture shall be deemed to include a repurchase or conversion of Notes.

(b) This Section 2.05(b) shall replace the fourth paragraph of Section 2.07(b) of the Base Indenture and all references to such paragraph shall be deemed, for the purposes of the Notes, to be references to this Section 2.05(b). The Company shall not be required (i) to issue, register the transfer of or exchange any Notes either during a period beginning 15 Business Days prior to the mailing of a Redemption Notice and ending on the close of business on the day of such mailing, or between a Regular Record Date and the next succeeding Interest Payment Date, (ii) to register the transfer of or exchange of (A) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion in accordance with Article 10, (B) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 11, or (C) any Notes selected for Redemption in accordance with Article 12.

(c) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Global Securities (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note, shall be effected through the Depositary (but not the Trustee or the Note Custodian) in accordance with the Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(d) The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co. Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(e) This Section 2.05(e) shall replace Section 2.15(c)(ii) of the Base Indenture and all references to such provision shall be deemed, for the purposes of the Notes, to be references to this Section 2.05(e). If an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of the Notes requests that its Notes be issued as Physical Notes, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver Physical Notes to each such beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.

(f) At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with customary procedures and existing instructions between the Depositary and the Note Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Note Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction or increase.

(g) Each certificate representing any Common Shares issued upon conversion of any Notes shall bear the legend required pursuant to Article VII of the Charter.

Section 2.06. Cancellation of Surrendered Notes. Any Notes surrendered for repurchase (including pursuant to Article 11) or conversion shall, if surrendered to the Company, any Paying Agent or a Registrar, be delivered to the Trustee for cancellation by it, or if surrendered to the Trustee, shall be canceled by it in accordance with its customary procedures, and no Notes shall be issued in lieu thereof except as expressly permitted by any provision of the Indenture. Section 2.10 of the Base Indenture shall apply to all canceled Notes.

Section 2.07. Notice of Defaults. This Section 2.07 shall replace Section 4.06(b) of the Base Indenture and all references to Section 4.06(b) of the Base Indenture shall be deemed, for the purposes of the Notes, to be references to this Section 2.07. The Company shall, so long as any of the Notes are Outstanding, deliver to the Trustee promptly in writing upon becoming aware of the occurrence of any Default or Event of Default under the Indenture, an Officers’ Certificate specifying such Default or Event of Default, the status thereof and what action the Company is taking or proposes to take with respect thereto.

Section 2.08. Additional Notes; Repurchases. The Company may, at any time and without the consent of the Holders of the Notes and notwithstanding Section 2.01, reopen the Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder in an unlimited aggregate principal amount; provided that if the additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, the additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 13.05 of the Base Indenture, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.10 of the Base Indenture.

Section 2.09. CUSIP Numbers. The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in Redemption Notices as a convenience to Holders; provided that any such Redemption Notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any Redemption Notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01. Applicability of Article XI of the Base Indenture. Sections 11.02 and 11.03 of the Base Indenture shall not apply to the Notes. Instead, the satisfaction and discharge provisions set forth in this Article 3 shall, with respect to the Notes, supersede in their entirety Sections 11.02 and 11.03 of the Base Indenture and all references in the Base Indenture to Sections 11.02 and 11.03 thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 3 and the satisfaction and discharge provisions set forth in this Article 3.

Section 3.02. Satisfaction and Discharge. This Supplemental Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Supplemental Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09 of the Base Indenture and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 11.05 of the Base Indenture) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders of the Notes, as applicable, after the Notes have become due and payable, whether at the Maturity Date, any Repurchase Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or cash, Common Shares or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation, sufficient to pay all of the Outstanding Notes and all other sums due and payable under this Supplemental Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Supplemental Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Supplemental Indenture, the obligations of the Company to the Trustee under Section 7.06 of the Base Indenture shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Maintenance of Office Or Agency. (a) In addition to the offices or agencies required to be maintained by the Company pursuant to Section 4.02 of the Base Indenture, the Company shall also maintain an office or agency in the Place of Payment where the Notes may be surrendered for conversion.

(b) The Company hereby initially designates the Trustee as the Paying Agent, Registrar, Note Custodian and Conversion Agent and the Corporate Trust Office and the office or agency of the Trustee in the Place of Payment each shall be considered as one office or agency of the Company where the Notes may be presented or surrendered for payment or surrendered for transfer, exchange or conversion and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served.

Section 4.02. Reports. The Company shall file with the Trustee within 15 days after the same are required to be filed with the SEC, copies of any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the SEC via the SEC’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.02 at the time such documents are filed via the EDGAR system; provided, however, the Trustee shall have no responsibility to determine whether such filing via EDGAR has occurred. Delivery of the reports and documents described in this Section 4.02 to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

Section 4.03. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal (including the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price, if applicable) of, or interest on, the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 5

DEFAULTS AND REMEDIES

Section 5.01. Applicability of Article VI of the Base Indenture. Article VI of the Base Indenture shall not apply to the Notes. Instead the Event of Defaults provisions set forth in this Article 5 shall, with respect to the Notes, supersede in their entirety Article VI of the Base Indenture, and all references in the Base Indenture to Article VI thereof and Event of Defaults provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 5 and Event of Defaults provisions set forth in this Article 5, respectively.

Section 5.02. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any principal amount (including any Redemption Price, Repurchase Price or Fundamental Change Repurchase Price, if applicable) due with respect to the Notes when the same shall be due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise;

(b) default in the payment of interest (including Special Interest, if any) under the Notes as and when the same shall be due and payable, and continuance of such default for a period of 30 calendar days;

(c) default in the delivery when due of the amounts owing upon conversion, whether due in cash, Common Shares or a combination thereof, on the terms set forth herein and in the

Notes, upon exercise of the conversion rights of a Holder of the Notes in accordance with Article 10, and continuance of such default for ten calendar days;

(d) failure by the Company to provide a Fundamental Change Company Notice after the occurrence of a Fundamental Change within the time period required by Section 11.02(b) and continuance of such default for five calendar days;

(e) failure by the Company to comply with its obligations under Article 8;

(f) failure on the part of the Company to comply with any other term, covenant or agreement in the Notes or in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 5.02 specifically dealt with) and such failure continues for a period of 60 calendar days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Trust Officer by the Holders of not less than 25% in aggregate principal amount of the Notes at the time Outstanding;

(g) default in the payment of principal when due on, or resulting in acceleration of, other indebtedness of the Company or any Significant Subsidiary of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25.0 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the Notes pursuant to this Section 5.02;

(h) failure by the Company or any of its Significant Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 30 calendar days after such judgments become final and non-appealable;

(i) the Company or any Significant Subsidiary of the Company pursuant to or under or within meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to it or its debts or seeking the appointment of a trustee, receiver, liquidator, Custodian or other similar official of it or any substantial part of its property;

(ii) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it;

(iii) consents to the appointment of a Custodian of it or for all or substantially of its property; or

(iv) makes a general assignment for the benefit of creditors;

(j) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, Custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 calendar days; or

(k) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding;

(ii) appoints a trustee, receiver, liquidator, Custodian or other similar official of the Company or any Significant Subsidiary of the Company or any substantial part of their respective properties; or

(iii) orders the liquidation of the Company or any Significant Subsidiary of the Company;

and, in each case in this clause (k), the order or decree remains unstayed and in effect for 60 calendar days.

If an Event of Default (other than an Event of Default specified in Section 5.02(i), Section 5.02(j) or Section 5.02(k) with respect to the Company) shall occur and be continuing, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Company (and to the Trustee if given by Holders of the Notes), may declare the principal of, and interest (including Special Interest, if any) accrued and unpaid on, all the Notes to be immediately due and payable, and upon any such declaration the same shall be immediately due and payable. If an Event of Default specified in Section 5.02(i), Section 5.02(j) or Section 5.02(k) occurs with respect to the Company, the principal of, and interest (including Special Interest, if any) accrued and unpaid on, all the Notes shall be immediately and automatically due and payable without necessity of further action.

Notwithstanding the preceding paragraph, to the extent elected by the Company, the sole remedy for an Event of Default relating to (i) the failure to comply with the reporting obligations under Section 4.02 or (ii) any failure to comply with the requirements of Section 314(a)(1) of the TIA shall, for the first 365 days after the occurrence of such Event of Default, consist exclusively of the right to receive special interest (“Special Interest”) on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes. This Special Interest shall be payable semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date following the date on which such Special Interest shall have begun to accrue on the Notes. Special Interest shall accrue on all Outstanding Notes from, and including, the date on which an Event of Default relating to a failure to comply with the reporting obligations in Section 4.02 or the requirements of Section 314(a)(1) of the TIA first occurs to, but excluding, the 365th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 365th day (or earlier, if such Event of Default is cured or waived prior to such 365th day), such Special Interest shall cease to accrue and, if the Event of Default relating to reporting obligations has not been cured or waived prior to such 365th day, the Notes shall be subject to acceleration as provided in the immediately preceding paragraph. The provisions of the Indenture described in this paragraph shall not affect the rights of holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Special Interest upon an Event of Default in accordance with this paragraph, the Notes shall be subject to acceleration as provided in the immediately preceding paragraph.

If the Company elects to pay Special Interest in connection with an Event of Default relating to (i) the failure to comply with the reporting obligations under Section 4.02 or (ii) any failure to comply with the requirements of Section 314(a)(1) of the TIA in accordance with the immediately preceding paragraph, the Company shall notify all Holders of the Notes and the Trustee and Paying Agent in writing of such election on or before the close of business on the date on which such Event of Default first occurs. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in this Section 5.02.

The Trustee shall not at any time be under any duty or responsibility to any Holder of the Notes to determine the Special Interest, or with respect to the nature, extent, or calculation of the amount of Special Interest owed, or with respect to the method employed in such calculation of the Special Interest.

If, at any time after the principal of and interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of a majority in aggregate principal amount of the Notes then Outstanding on behalf of the Holders of all of the Notes then Outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default and rescind and annul such declaration and its consequences (subject to Section 5.07 and except with respect to nonpayment of principal (including the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price, if applicable) or interest (including Special Interest, if any) or with respect to the failure to deliver the consideration due upon conversion) if:

(a) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(b) interest on overdue installments of interest (including Special Interest, if any) (to the extent that payment of such interest is lawful) and on overdue principal (including the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price, if applicable), which has become due otherwise than by such declaration of acceleration, has been paid;

(c) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances (including those of its agents and counsel, if applicable) pursuant to Section 7.06 of the Base Indenture; and

(d) all Events of Default (other than the nonpayment of the principal amount (including the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price, if applicable) and any accrued and unpaid interest (including Special Interest, if any) that have become due solely because of such acceleration) have been cured or waived.

No such rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Trust Officer, promptly upon becoming aware thereof, of any Event of Default, as provided in Section 5.09.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders of the Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders of the Notes, and the Trustee shall continue as though no such proceeding had been taken.

Section 5.03. Payments of Notes on Default; Suit Therefor. The Company covenants that in the case of an Event of Default pursuant to Section 5.02(a) or Section 5.02(b) the Company shall pay to the Trustee, for the benefit of the Holders of the Notes, (i) the whole amount that then shall be due and payable on all such Notes for principal (including the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price, if applicable) or interest (including Special Interest, if any), as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid interest at the rate borne by the Notes, plus 1%, from the required payment date and, (ii) in addition thereto, any amounts due the Trustee under Section 7.06 of the Base Indenture.

In case the Company shall fail forthwith to pay such amounts, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under any Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, Custodian or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal (including the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest (including Special Interest, if any) in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of the Notes allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06 of the Base Indenture, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, Custodian or similar official is hereby authorized by each of the Holders of the Notes to make such payments to the Trustee, and, in the event that the Trustee shall consent in writing to the making of such payments directly to the Holders of the Notes, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including the fees and expenses of its agents and counsel incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of the Notes any plan of reorganization, arrangement, adjustment or composition affecting the Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of the Notes in any such proceeding.

All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders of the Notes, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders of the Notes, and the Trustee shall continue as though no such proceeding had been instituted.

Section 5.04. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 5 with respect to the Notes shall be applied in the order following,

at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 7.06 of the Base Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel as provided in Section 7.06 of the Base Indenture);

Second, in case the principal of the Outstanding Notes shall not have become due and be unpaid, to the payment of accrued and unpaid interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the Outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price and any cash due upon conversion, if applicable) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of accrued and unpaid interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and such interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and such accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 5.05. Proceedings by Holders of the Notes. No Holder of any Note shall have any right by virtue of or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, Custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal (including the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price, if applicable) or interest (including Special Interest, if any), on the Notes or the payment or delivery of the consideration due upon conversion of the Notes, unless:

(a) such Holder shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided;

(b) the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and have offered security or indemnity reasonably satisfactory to the Trustee against any costs, liability or expense of the Trustee;

(c) the Trustee fails to comply with the request within 60 calendar days after receipt of the request and offer of indemnity; and

(d) the Trustee does not receive an inconsistent written direction from the Holders of a majority in aggregate principal amount of the Notes then Outstanding within such 60-day period pursuant to Section 5.07;

it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder of the Notes and the Trustee that no one or more Holders of the Notes shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder of the Notes, or to obtain or seek to obtain priority over or preference to any other such Holder of the Notes, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders) (except as otherwise provided herein). For the protection and enforcement of this Section 5.05, each and every Holder of the Notes and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, the right of any Holder of any Notes to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption price, the Repurchase Price or the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest (including Special Interest), if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in the Indenture, or to institute suit for the enforcement of any such payment or deliver, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder of the Notes.

Anything contained in this Indenture or the Notes to the contrary notwithstanding, the Holder of any Note, without the consent of either the Trustee or the Holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

Section 5.06. Proceedings by Trustee. In case of an Event of Default the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 5.07. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.09 of the Base Indenture, all powers and remedies given by this Article 5 to the Trustee or to the Holders of the Notes shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 5.05, every power and remedy given by this Article 5 or by law to the Trustee or to the Holders of the Notes may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of the Notes.

Section 5.08. Direction of Proceedings and Waiver of Defaults by Majority of Holders of the Notes. The Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with the Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder of the Notes or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may, on behalf of the Holders of all of the Notes, waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of principal of or interest (including Special Interest, if any) on, any Note when due; (ii) a failure by the Company to convert any Notes in accordance with the provisions of the Indenture; (iii) a failure by the Company to pay the Redemption Price on the Redemption Date in connection with a redemption by the Company, the Repurchase Price on the Repurchase Date in connection with a Holder of the Notes exercising its repurchase rights or the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date in connection with a repurchase by the Company in connection with a Fundamental Change, in each case, in accordance with the Indenture; or (iv) a failure the Company to comply with any of the provisions of the Indenture the non-compliance with which would require the consent of the Holder of each Outstanding Note affected thereby. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.07, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.09. Notice of Defaults. The Trustee shall, within 90 calendar days after the occurrence and continuance of a Default of which a Trust Officer has actual knowledge, mail to all Holders of the Notes as the names and addresses of such Holders of the Notes appear upon the Debt Security Register, notice of all Defaults known to a Trust Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price, Repurchase Price and Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest (including Special Interest, if any) on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Holders of the Notes.

Section 5.10. Undertaking to Pay Costs. All parties to the Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.10 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder of the Notes, or group of Holders of the Notes, holding in the aggregate more than 10% in principal amount of the Notes at the time Outstanding, or to any suit instituted by any Holder of the Notes for the enforcement of the payment of the principal (including the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest (including Special Interest), if any, on, any Note on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 10.

ARTICLE 6

MEETINGS OF HOLDERS OF THE NOTES

Section 6.01. Rules under Section 13.09 of the Base Indenture. The provisions set forth in this Article 6 for meetings of Holders of the Notes shall constitute “reasonable rules for action by or a meeting of Holders” within the meaning of Section 13.09 of the Base Indenture.

Section 6.02. Purpose of Meetings. A meeting of Holders of the Notes may be called at any time and from time to time pursuant to the provisions of this Article 6 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under the Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders of the Notes pursuant to any of the provisions of Article 5;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Section 7.08 of the Base Indenture;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 7.03; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of the Notes of any specified aggregate principal amount of the Notes under any other provision of the Indenture or under applicable law.

Section 6.03. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders of the Notes to take any action specified in Section 6.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders of the Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 5.04 of the Base Indenture, shall be mailed to Holders of such Notes at their addresses as they shall appear on the Debt Security Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders of the Notes shall be valid without notice if the Holders of all Notes then Outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes Outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 6.04. Call of Meetings by Company or Holders of the Notes. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Notes then Outstanding, shall have requested the Trustee to call a meeting of Holders of the Notes, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders of the Notes may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 6.01, by mailing notice thereof as provided in Section 6.03.

Section 6.05. Qualifications for Voting. To be entitled to vote at any meeting of Holders of the Notes a Person shall (a) be a Holder of the Notes of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of the Notes shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 6.06. Regulations. Notwithstanding any other provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of the Notes, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of the Notes as provided in Section 6.04, in which case the Company or the Holders of the Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the proviso in the definition of “Outstanding” in Section 1.01, at any meeting of Holders of the Notes each Holder of Notes or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders of the Notes. Any meeting of Holders of the Notes duly called pursuant to the provisions of Section 6.03 or Section 6.04 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 6.07. Voting. The vote upon any resolution submitted to any meeting of Holders of the Notes shall be by written ballot on which shall be subscribed the signatures of the Holders of the Notes or of their representatives by proxy and the Outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders of the Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 6.03. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 6.08. No Delay of Rights by Meeting. Nothing contained in this Article 6 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders of the Notes or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders of the Notes under any of the provisions of the Indenture or of the Notes.

ARTICLE 7

SUPPLEMENTAL INDENTURES

Section 7.01. Applicability of Article IX of the Base Indenture. Article IX of the Base Indenture shall not apply to the Notes. Instead the provisions set forth in this Article 7 shall, with respect to the Notes, supersede in their entirety Article IX of the Base Indenture, and all references in the Base Indenture to Article IX thereof and provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 7 and provisions set forth in this Article 7, respectively.

Section 7.02. Supplemental Indentures Without Consent of Holders of the Notes. The Company, when authorized by the resolutions of the Board of Trustees, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental without the consent of the Holders of the Notes hereto for one or more of the following purposes:

(a) to evidence a successor to the Company and the assumption by that successor of the obligations of the Company under the Indenture and the Notes pursuant to Article 8 hereof;

(b) to provide for conversion rights of Holders of the Notes in accordance with the terms of the Indenture if any Merger Event occurs;

(c) to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company;

(d) to secure the obligations of the Company in respect of the Notes;

(e) to add guarantees with respect to the Notes;

(f) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture;

(g) to comply with the requirements of the SEC in order to effect or maintain qualification of the Indenture under the TIA, as contemplated by the Indenture or otherwise;

(h) to cure any ambiguity, omission, defect or inconsistency in the Indenture that the Company may deem necessary or desirable, which shall not be inconsistent with provisions of the Indenture; provided that such modification or amendment does not, in the good faith opinion of the Board of Trustees, adversely affect the interests of the Holders of the Notes in any material respect;

(i) to add or modify any provision with respect to matters or questions arising under the Indenture which the Company may deem necessary or desirable and which will not adversely affect the interests of the Holders of the Notes in any material respect, as evidenced in an Officers’ Certificate; or

(j) to make any change to the Indenture or the Notes to conform the terms thereof to the “Description of Notes” section in the Prospectus Supplement, as evidenced in an Officers’ Certificate.

Upon the written request of the Company in the form of an Officers’ Certificate, accompanied by a copy of the resolutions of the Board of Trustees certified by the Company’s Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 7.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 7.03.

Section 7.03. Supplemental Indentures with Consent of Holders of the Notes. With the consent (evidenced as provided in Article VIII of the Base Indenture) of the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding (determined in accordance with Article VIII of the Base Indenture and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Trustees, and the Trustee, at the Company’s expense, may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided, however, that, without the consent of each Holder of an Outstanding Note affected, no such supplemental indenture shall:

(a) impair or adversely affect the manner of calculation or rate of accrual of interest (including Special Interest) on the Notes or change the time of payment thereof;

(b) make the Notes payable in money or securities other than that stated in the Notes;

(c) change the Maturity Date of the Notes;

(d) reduce the principal amount of, or the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price with respect to, the Notes;

(e) make any change that impairs or adversely affects the rights of a Holder of the Notes to convert the Notes;

(f) make any change that impairs or adversely affects the rights of a Holder of the Notes to require the Company to repurchase the Notes;

(g) impair the right to institute suit for the enforcement of any payment with respect to the Notes or with respect to conversion of the Notes;

(h) change the obligation of the Company to redeem any Notes called for redemption on a Redemption Date in a manner adverse to the Holders of the Notes;

(i) change the obligation of the Company to maintain an office or agency for payment and presentation of Notes;

(j) make the Notes subordinate in right of payment to any other indebtedness;

(k) reduce the percentage in aggregate principal amount of Notes Outstanding required to modify or amend the Indenture; or

(l) make any change in this Article 7 that requires the consent of each Holder of the Notes or in the waiver provisions in Section 5.02 or Section 5.07.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Trustees certified by the Company’s Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders of the Notes as aforesaid and subject to Section 7.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders of the Notes do not need under this Section 7.03 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders of the Notes approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall mail to the Holders of the Notes a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders of the Notes, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 7.04. Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article 7 shall comply with the TIA, as then in effect, provided that this Section 7.04 shall not require such supplemental indenture or the Trustee to be qualified under the TIA prior to the time, if ever, such qualification is in fact required under the terms of the TIA or the Indenture has been qualified under the TIA, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time, if ever, such qualification is in fact required under the terms of the TIA or the Indenture has been qualified under the TIA. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 7, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture of the Trustee, the Company and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Section 7.05. Notation on Notes. The Trustee may place on the Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 7 may, at the Company’s expense, bear an appropriate notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Trustees, to any modification of the Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee upon receipt of a Company Order (or an authenticating agent duly appointed by the

Trustee pursuant to Section 2.05 of the Base Indenture) and delivered in exchange for the Notes then Outstanding, upon surrender of such Notes then Outstanding.

Section 7.06. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. Prior to entering into any supplemental indenture pursuant to this Article 7, the Trustee shall be provided with, and may conclusively rely, upon an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 7, is otherwise authorized or permitted by the Indenture and is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

ARTICLE 8

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 8.01. Applicability of Article X of the Base Indenture. Article X of the Base Indenture shall not apply to the Notes. The provisions set forth in this Article 8 shall, with respect to the Notes, supersede in their entirety Article X of the Base Indenture, and all references in the Base Indenture to Article X thereof shall, with respect to the Notes, be deemed to be references to this Article 8.

Section 8.02. Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 8.03, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its assets to another Person, unless:

(a) the Company shall be the continuing entity, or the successor entity (the “Successor Company”), if not the Company, formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and the Indenture; and

(b) if as a result of such transaction the Notes become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations under the Notes and the Indenture;

(c) immediately after giving effect to the transaction, no Default or Event of Default under the Indenture shall have occurred and be continuing; and

(d) an Officer’s Certificate and Opinion of Counsel covering the conditions in clauses (a), (b) and (c) above shall be delivered to the Trustee.

For purposes of this Section 8.01, the sale, conveyance, transfer or lease of all or substantially all of the assets of one or more Subsidiaries of the Company to another Person, which assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 8.03. Successor Company to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal (including the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price, if applicable) of and accrued and unpaid interest (including Special Interest, if any) on, all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company, such Successor Company shall succeed to and, except in the case of a lease of all or substantially all of the Company’s assets, be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the written order of such Successor Company instead of the Company (in the form of a Company Order) and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 8 the Person named as the “Company” in the first paragraph of this Supplemental Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 8) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 8.04. Opinion of Counsel to Be Given to Trustee. No consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 8.

ARTICLE 9

GUARANTEE OF NOTES

Section 9.01. Applicability of Article XIV of the Base Indenture. Article XIV of the Base Indenture shall not apply to the Notes.

ARTICLE 10

CONVERSION OF NOTES

Section 10.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 10, each Holder of the Notes shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note during the period beginning on, and including, March 21, 2011 and ending at the close of business on the Business Day immediately preceding the Maturity Date at an initial conversion rate of 390.1667 Common Shares (subject to adjustment as provided in Section 10.04, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 10.02, the “Conversion Obligation”).

Section 10.02. Conversion Procedure; Settlement Upon Conversion.

(a) Subject to this Section 10.02, Section 10.03(b) and Section 10.07(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder of the Notes, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), Common Shares, together with cash, if applicable, in lieu of any fractional Common Share in accordance with subsection (j) of this Section 10.02 (“Physical Settlement”) or a combination of cash and Common Shares, together with cash, if applicable, in lieu of any fractional Common Share in accordance with subsection (j) of this Section 10.02 (“Combination Settlement”), at its election, as set forth in this Section 10.02.

(i) All conversions for which the relevant Conversion Date occurs during the period beginning on, and including, January 1, 2016 and ending on, but excluding, April 1, 2016 shall be settled using the same Settlement Method.

(ii) All conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes and prior to the related Redemption Date shall be settled using the same Settlement Method.

(iii) Except for any conversions that occur after the Company’s issuance of a Redemption Notice with respect to the Notes but prior to the related Redemption Date and any conversions occurring during the period beginning on, and including, January 1, 2016 and ending on, but excluding, April 1, 2016, the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.

(iv) Other than as set forth in the two immediately succeeding sentences, if, in respect of any Conversion Date the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company, through the Trustee at the Company’s written direction, shall deliver such Settlement Notice to converting Holders of the Notes no later than the close of business on the Trading Day immediately following the relevant Conversion Date. Notwithstanding the foregoing, in the case of any conversions occurring after the date of issuance of a Redemption Notice with respect to the Notes and prior to the related Redemption Date, the Company shall notify converting Holders of the Notes of the relevant Settlement Method by including a Settlement Notice in such Redemption Notice. In addition, in the case of any conversions during the period beginning on, and including, January 1, 2016 and ending on, but excluding, April 1, 2016, the Company, through the Trustee at the Company’s written direction, shall deliver a Settlement Notice of the relevant Settlement Method applicable to such conversions to converting Holders of the Notes no later than January 1, 2016. If the Company does not elect a Settlement Method prior to the relevant deadline set forth in the three immediately preceding sentences, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. The Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount in such Settlement Notice, the Specified Dollar Amount shall be deemed to be $1,000.

(v) The cash, Common Shares or combination of cash and Common Shares in respect of any conversion of Notes (the “Settlement Amount”) shall be computed by the Company as follows:

(A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder a number of Common Shares equal to the product of (1) the aggregate principal amount of Notes to be converted, divided by $1,000, and (2) the Conversion Rate in effect on the Conversion Date;

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 20 consecutive Trading Days during the related Observation Period; and

(C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the related Observation Period.

(vi) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent in writing (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of fractional Common Shares. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b) Subject to Section 10.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 10.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any Common Shares to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 10.02(h). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 10 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder of the Notes thereof if such Holder has also delivered a Repurchase Notice or Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Repurchase Notice or Fundamental Change Repurchase Notice in accordance with Section 11.03.

If more than one Note shall be surrendered for conversion at one time by the same Holder of the Notes, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder of the Notes has complied with the requirements set forth in subsection (b) above. The Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the third Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method (subject to the provisions of Section 10.03(b)

and Section 10.07(a)). If any Common Shares are due to converting Holders of the Notes, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of Common Shares to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder of the Notes but with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder of the Notes submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any Common Shares upon conversion, unless the tax is due because the Holder requests such Common Shares to be issued in a name other than such Holder’s name, in which case such Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the Common Shares being issued in a name other than such Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 10.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article 10.

(g) Upon the conversion of an interest in a Global Note, the Trustee, or the Note Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder of the Notes shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than canceled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and Common Shares, accrued and unpaid interest shall be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) for conversions following the Regular Record Date immediately preceding April 1, 2016; (3) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (4) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (5) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note.

(i) The Person in whose name the certificate for any Common Shares delivered upon conversion is registered shall be treated as a shareholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j) The Company shall not issue any fractional Common Share upon conversion of the Notes and shall instead pay cash in lieu of any fractional Common Share issuable upon conversion based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 10.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If the Effective Date in respect of a Make-Whole Fundamental Change occurs prior to April 1, 2016 and a Holder of the Notes elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional Common Shares (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 10.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Share Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Share Price. In such event, the Conversion Obligation shall be paid to Holders of the Notes in cash on the third Business Day following the Conversion Date. The Company shall notify the Holders of Notes and the Trustee in writing of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Share Price”) paid (or deemed to be paid) per Common Share in the Make-Whole Fundamental Change. If the holders of the Common Shares receive only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Share Price shall be the cash amount paid per share. Otherwise, the Share Price shall be the average of the Last Reported Sale Prices of the Common Shares over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Board of Trustees shall make appropriate adjustments to the Share Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such five consecutive Trading Day period.

(d) The Share Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 10.04.

(e) The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Notes pursuant to this Section 10.03 for each Share Price and Effective Date set forth below:

	Share Price
Effective Date	$2.33	$2.50	$2.75	$3.00	$3.50	$4.00	$4.50	$5.00	$6.00	$7.00	$8.00	$9.00	$10.00
March 21, 2011	39.0168	34.1918	28.3352	23.5751	16.3905	11.3781	7.8277	5.2868	2.3784	1.1284	0.4838	0.0449	0.0000
April 1, 2012	39.0168	32.0093	26.6378	22.2923	15.6845	10.9999	7.6138	5.1709	2.3551	1.1280	0.4912	0.0517	0.0000
April 1, 2013	39.0168	28.5834	23.7245	19.9385	14.2375	10.1623	7.1444	4.9228	2.2790	1.1244	0.4942	0.0542	0.0000
April 1, 2014	39.0168	23.9935	18.9170	15.6652	11.2052	8.0932	5.7844	4.0820	2.0583	1.0808	0.4893	0.0544	0.0000
April 1, 2015	39.0168	18.3535	12.3471	9.5143	6.7942	5.0732	3.8522	2.9726	1.8134	1.0498	0.4848	0.0496	0.0000
April 1, 2016	39.0168	9.8323	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Share Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Share Price is between two Share Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the Share Price is greater than $10.00 per share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Share Price is less than $2.33 per share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the total number of Common Shares issuable upon conversion exceed 429.1845 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 10.04.

(f) Nothing in this Section 10.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.04 in respect of a Make-Whole Fundamental Change.

Section 10.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Shares and solely as a result of holding the Notes, in any of the transactions described in this Section 10.04, without having to convert their Notes, as if they held a number of Common Shares equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder of the Notes.

(a) If the Company exclusively issues Common Shares as a dividend or distribution on its Common Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date;

OS0	=	the number of Common Shares outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date; and

OS’	=	the number of Common Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 10.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Trustees determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of its Common Shares any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Common Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of Common Shares outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of Common Shares issuable pursuant to such rights, options or warrants; and

Y	=	the number of Common Shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale

Prices of the Common Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 10.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that Common Shares are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 10.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Shares at less than such average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Trustees.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Shares, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 10.04(a) or Section 10.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 10.04(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 10.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Trustees) of the Distributed Property with respect to each Outstanding Common Share on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 10.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Shares receive the Distributed Property, the amount of Distributed Property such Holder would have received if such Holder owned a number of Common Shares equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Trustees determines the “FMV” (as defined above) of any distribution for purposes of this Section 10.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 10.04(c) where there has been a payment of a dividend or other distribution on the Common Shares of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR’	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Shares applicable to one Common Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Shares were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Shares over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 10.04(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate.

For purposes of this Section 10.04(c) (and subject in all respect to Section 10.11), rights, options or warrants distributed by the Company to all holders of its Common Shares entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Shares, shall be deemed not to have been distributed for purposes of this Section 10.04(c) (and no adjustment to the Conversion Rate under this Section 10.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 10.04(a), Section 10.04(b) and this Section 10.04(c), any dividend or distribution to which this Section 10.04(c) is applicable that also includes one or both of:

(A) a dividend or distribution of Common Shares to which Section 10.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 10.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 10.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 10.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 10.04(a) and Section 10.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any Common Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date” within the meaning of Section 10.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 10.04(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Shares during the period from, and including, the date of the initial issuance of the Notes to, and including, March 31, 2012 (the “Initial Dividend Period”) or during any subsequent annual period from, and including, each April 1 to, and including, the immediately following March 31 (the Initial Dividend Period and each such annual period, an “Annual Dividend Period”) that, when added to all other cash dividends or distributions made to all or substantially all holders of Common Shares in such Annual Dividend Period, exceeds $0.03 per share (the “Initial Dividend Threshold”), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T	=	the Initial Dividend Threshold; provided that after the first adjustment made under this Section 10.04(d) with respect to a particular Annual Dividend Period, the value of “T” for each subsequent adjustment under this Section 10.04(d) with respect to the same Annual Dividend Period shall be deemed to be zero; and

C	=	the aggregate amount of cash per share the Company distributes to all or substantially all holders of Common Shares in the relevant Annual Dividend Period; provided that after the first adjustment made under this Section 10.04(d) with respect to a particular Annual Dividend Period, the value of “C” for each subsequent adjustment under this Section 10.04(d) with respect to the same Annual Dividend Period shall be deemed to be the amount of the cash dividend or distribution causing such subsequent adjustment.

The Initial Dividend Threshold shall be subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment to the Conversion Rate pursuant to this Section 10.04(d).

Any increase pursuant to this Section 10.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Trustees determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of Common Shares, the amount of cash that such Holder would have received if such Holder owned a number of Common Shares equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Shares, to the extent that the cash and value of any other consideration included in the payment per Common Share exceeds the Last Reported Sale Price of the Common Shares on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Trustees) paid or payable for Common Shares purchased in such tender or exchange offer;

OS0	=	the number of Common Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Common Shares accepted for purchase or exchange in such tender or exchange offer);

OS’	=	the number of Common Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Common Shares accepted for purchase or exchange in such tender or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 10.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references in this Section 10.04(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date in determining the Conversion Rate.

(f) Notwithstanding this Section 10.04 or any other provision of the Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the Common Shares as of the related Conversion Date as described under Section 10.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 10.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the Common Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares or the right to purchase Common Shares or such convertible or exchangeable securities.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 10.04, and to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Trustees determines that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares in connection with a dividend or distribution of shares (or rights to acquire Common Shares) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Note at its last address appearing on the Debt Security Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Notwithstanding anything to the contrary in this Article 10, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Common Shares under any plan;

(ii) upon the issuance of any Common Shares or options or rights to purchase Common Shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and Outstanding as of the date the Notes were first issued;

(iv) solely for a change in the par value of the Common Shares; or

(v) for accrued and unpaid interest, if any.

(j) All calculations and other determinations under this Article 10 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder of the Notes at its last address appearing on the Debt Security Register. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 10.04, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on Common Shares held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

Section 10.05. Adjustments of Prices. Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Share Price for purposes of a Make-Whole Fundamental Change), the Board of Trustees shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 10.06. Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Common Shares to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder of the Notes and that Physical Settlement is applicable).

Section 10.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Shares.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Shares (other than changes resulting from a subdivision or combination),

(ii) any consolidation, merger or combination involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv) any statutory share exchange,

in each case, as a result of which the Common Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Common Shares equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one Common Share is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 7.02(b) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 10.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 10.02 shall continue to be payable in cash, (II) any Common Shares that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 10.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of Common Shares would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Shares that affirmatively make such an election, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one Common Share. If the holders receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (x) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 10.03), multiplied by the price paid per Common Share in such Merger Event and (y) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders of the Notes on the third Business Day immediately following the Conversion Date. The Company shall notify Holders of the Notes, the Trustee and the Conversion Agent in writing (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 10. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Trustees shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Trustees and practicable the provisions providing for the purchase rights set forth in Article 11.

(b) In the event the Company shall execute a supplemental indenture pursuant to subsection (a) of this Section 10.07, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders of the Notes. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of the

Notes, at its address appearing on the Debt Security Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 10.07. None of the foregoing provisions shall affect the right of a Holder of the Notes to convert its Notes into cash, Common Shares or a combination of cash and Common Shares, as applicable, as set forth in Section 10.01 and Section 10.02 prior to the effective date of such Merger Event.

(d) The above provisions of this Section shall similarly apply to successive Merger Events.

(e) In connection with any Merger Event, the Initial Dividend Threshold shall be subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be.

(i) In the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock (the “Merger Common Stock”), the Initial Dividend Threshold at and after the effective time of such Merger Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Merger Event, divided by (y) the number of shares of Merger Common Stock that a holder of one Common Share would receive in such Merger Event (such quotient rounded down to nearest cent).

(ii) In the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed in part of shares of Merger Common Stock, the Initial Dividend Threshold at and after the effective time of such Merger Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Merger Event, multiplied by (y) the Merger Valuation Percentage for such Merger Event (such product rounded down to nearest cent).

(iii) For the avoidance of doubt, in the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of common stock, the Initial Dividend Threshold at and after the effective time of such Merger Event will be equal to zero.

Section 10.08. Certain Covenants. (a) The Company covenants that all Common Shares issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Company covenants that, if any Common Shares to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the SEC, secure such registration or approval, as the case may be.

(c) The Company further covenants that if at any time the Common Shares shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, any Common Share issuable upon conversion of the Notes.

Section 10.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of the Notes to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine whether a supplemental indenture pursuant to Section 10.07 needs to be entered into or the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any event referred to in such Section 10.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 10.10. Notice to Holders of the Notes Prior to Certain Actions. In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 10.04 or Section 10.11;

(b) Merger Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of the Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder of the Notes at its address appearing on the Debt Security Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Shares of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 10.11. Shareholder Rights Plans. To the extent that the Company has a rights plan in effect upon conversion of the Notes, each Common Share, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and any certificate representing the Common Share issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the Common Shares in accordance with the provisions of the applicable shareholder rights plan so that the Holders of the Notes would not be entitled to receive any rights in respect of Common Shares, if any, issuable upon conversion of the Notes, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of Common Shares shares of Capital Stock of the Company, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities as provided in Section 10.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 10.12. Ownership Limit; Withholding Tax.

(a) Notwithstanding any other provision of the Indenture or the Notes, no Holder of the Notes shall be entitled to receive Common Shares upon a conversion of any Notes to the extent that receipt of such Common Shares would cause such Holder (together with the Affiliates of such Holder) to exceed the ownership limit contained in the Charter (the “Settlement Blocker”). If any delivery of Common Shares owed to a Holder of the Notes upon conversion of any Notes is not made, in whole or in part, as a result of the Settlement Blocker, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver, or cause to be delivered, such Common Shares as promptly as practicable after such delivery would not cause such Holder (together with the Affiliates of such Holder) to exceed the ownership limit contained in the Charter and such Holder gives notice thereof to the Company.

(b) If the Settlement Blocker is applicable to any delivery of Common Shares upon conversion of any Notes, the Company shall promptly deliver written notice thereof to the Trustee and the Conversion Agent. Neither the Trustee nor the Conversion Agent shall be charged with knowledge that such conversion of any Notes is subject to the Settlement Blocker unless either (i) a Trust Officer or the Conversion Agent, as the case may be, shall have actual knowledge thereof or (ii) written notice thereof has been provided to the Trustee or the Conversion Agent, as the case may be, by the Company. The Trustee and the Conversion Agent

may, for purposes of the Indenture, conclusively rely on any such notice from the Company in accordance with the provisions of Section 7.07 of the Base Indenture.

ARTICLE 11

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 11.01. Repurchase at Option of Holders of the Notes.

(a) Each Holder of the Notes shall have the right, at such Holder’s option, to require the Company to repurchase for cash on each of April 1, 2016, April 1, 2021 and April 1, 2026 (each, a “Repurchase Date”), all of such Holder’s Notes, or any portion thereof that is equal to $1,000 principal amount or an integral multiple of $1,000 principal amount, at a repurchase price (the “Repurchase Price”) that is equal to 100% of the principal amount of the Notes to be repurchased, together with accrued and unpaid interest to, but excluding, such Repurchase Date; provided that any such accrued and unpaid interest shall be paid not to the Holders of the Notes submitting the Notes for repurchase on the relevant Repurchase Date but instead to the Holders of such Notes at the close of business on the Regular Record Date immediately preceding such Repurchase Date.

(b) Not later than 20 Business Days prior to each Repurchase Date, the Company shall provide to all Holders of the Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Company Notice”). Each Company Notice shall include a form of Repurchase Notice to be completed by a holder, and shall specify:

(i) the CUSIP number and the designation of the Notes;

(ii) the last date on which a Holder of the Notes may exercise its repurchase right pursuant to this Section 11.01 (the “Repurchase Expiration Time”);

(iii) the Repurchase Price;

(iv) the name and address of the Conversion Agent and Paying Agent;

(v) that the Notes with respect to which a Repurchase Notice has been delivered by a Holder of the Notes may be converted only if the Holder withdraws the Repurchase Notice in accordance with the terms of the Indenture;

(vi) that a Holder of the Notes shall have the right to withdraw any Notes surrendered prior to the Repurchase Expiration Time; and

(vii) the procedures a Holder of the Notes must follow to exercise its repurchase rights under this Section 11.01 and a brief description of those rights.

At the Company’s written request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

Such notice shall be by first class mail to the Trustee, to the Paying Agent and to each Holder of the Notes at its address shown in the Debt Security Register (and to beneficial owners as required by applicable law) or, in the case of Global Notes, in accordance with the applicable procedures of the Depositary. Simultaneously with providing the Company Notice, the Company shall publish a notice containing the information included in the Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of the Holders of the Notes or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 11.01.

(c) Repurchases of Notes under this Section 11.01 shall be made, at the option of the Holder of the Notes thereof, upon:

(i) delivery to the Paying Agent by the Holder of the Notes of a duly completed notice (the “Repurchase Notice”) in the form set forth in Attachment 3 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case during the period beginning at any time from the open of business on the date that is 20 Business Days prior to the relevant Repurchase Date until the close of business on the Business Day immediately preceding the Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Notes of the Repurchase Price therefor.

(d) The Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of the Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Notes, the Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder of the Notes delivering to the Paying Agent the Repurchase Notice contemplated by this Section 11.01 shall have the right to withdraw, in whole or in part, such Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

No Repurchase Notice with respect to any Notes may be surrendered by a Holder of the Notes thereof if such Holder has also surrendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 11.03.

(e) Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders of the Notes on any Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders of the Notes thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been canceled, and, upon such return or cancellation, as the case may be, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 11.02. Repurchase at Option of Holders of the Notes Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder of the Notes shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 principal amount or an integral multiple of $1,000 principal amount, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided that if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, then any such accrued and unpaid interest shall be paid not to the Holders of the Notes submitting the Notes for repurchase on the Fundamental Change Repurchase Date but instead to the Holders of such Notes at the close of business on the Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 11.

(b) On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of the Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the

Fundamental Change and of the repurchase right at the option of the Holders of the Notes arising as a result thereof. Each Fundamental Change Company Notice shall specify:

(i) the CUSIP number and the designation of the Notes;

(ii) the events causing the Fundamental Change;

(iii) the date of the Fundamental Change;

(iv) the last date on which a Holder of the Notes may exercise the repurchase right pursuant to this Article 11;

(v) the Fundamental Change Repurchase Price;

(vi) the Fundamental Change Repurchase Date;

(vii) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(viii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(ix) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder of the Notes may be converted only if such Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture;

(x) the procedures that Holders of the Notes must follow to require the Company to repurchase their Notes.

At the Company’s written request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

Such notice shall be by first class mail to the Trustee, to the Paying Agent and to each Holder of the Notes at its address shown in the Debt Security Register (and to beneficial owners as required by applicable law) or, in the case of Global Notes, in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of the Holders of the Notes or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 11.02.

(c) Repurchases of Notes under this Section 11.02 shall be made, at the option of the Holder of the Notes thereof, upon:

(i) delivery to the Paying Agent by a Holder of the Notes of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Notes of the Fundamental Change Repurchase Price therefor.

(d) The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of the Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder of the Notes delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 11.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(e) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders of the Notes upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders of the Notes thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been canceled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 11.03. Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice. (a) A Repurchase Notice or Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 11.03 at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date or prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, as the case may be, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted; and

(iii) the principal amount, if any, of such Note that remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 11.04. Deposit of Repurchase Price or Fundamental Change Repurchase Price. (a) The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04 of the Base Indenture) on or prior to 11:00 a.m., New York City time, on the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Repurchase Price or Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, with respect to such Note (provided the Holder of the Notes has satisfied the conditions in Section 11.01 or Section 11.02, as the case may be) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 11.01 or Section 11.02, as applicable, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Debt

Security Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be.

(b) If by 11:00 a.m. New York City time, on the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Repurchase Date or Fundamental Change Repurchase Date, as the case may be, then (i) such Notes will cease to be Outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price, as the case may be,).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 11.01 or Section 11.02, the Company shall execute and the Trustee upon receipt of a Company Order shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 11.05. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company shall, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b) file a Schedule TO or any successor or similar schedule; and

(c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 11 to be exercised in the time and in the manner specified in this Article 11.

ARTICLE 12

OPTIONAL REDEMPTION

Section 12.01. Applicability of Article III of the Base Indenture. Article III of the Base Indenture shall not apply to the Notes. Instead the redemption provisions set forth in this Article 12 shall, with respect to the Notes, supersede in their entirety Article III of the Base Indenture, and all references in the Base Indenture to Article III thereof and the redemption provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 12 the redemption provisions set forth in this Article 12, respectively.

Section 12.02. Optional Redemption. No sinking fund is provided for the Notes. The Notes shall not be redeemable by the Company prior to April 5, 2016 except to the extent the Company determines that redemption of any Notes is necessary to preserve the Company’s status as a REIT. In addition, the Company may redeem all or part of the Notes at any time on or after April 5, 2016 and prior to the Maturity Date. In each case, Notes shall be redeemed for cash upon notice as set forth in Section 12.02 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (the “Redemption Price”) (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Notes on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of the Notes to be redeemed).

Section 12.03. Notice of Optional Redemption; Selection of Notes.

(a) In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 12.01, it shall fix a date for redemption (each, a “Redemption Date”), and it or, at its written request received by the Trustee not less than 60 calendar days prior to the Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such Optional Redemption (a “Redemption Notice”) not less than 45 nor more than 60 calendar days prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Debt Security Register; provided, however, that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee.

(b) The Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder of any Note receives such notice. In any case, failure to give such Redemption Notice by mail or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c) Each Redemption Notice shall specify:

(i) the Redemption Date (which must be a Business Day);

(ii) the Redemption Price;

(iii) that on the Redemption Date, the Redemption Price will become due and payable upon each such Note, and that interest thereon, if any, shall cease to accrue on and after said date;

(iv) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v) that Holders of the Notes may surrender their Notes for conversion at any time prior to the close of business on the Business Day immediately preceding the Redemption Date;

(vi) the procedures a converting Holder of the Notes must follow to convert its Notes and the Settlement Method and Specified Cash Amount, if applicable;

(vii) the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 10.03;

(viii) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(ix) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

A Redemption Notice shall be irrevocable.

(d) If fewer than all of the Outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of a Global Note or the Physical Notes to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate in accordance with the procedures of the Depositary. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

Section 12.04. Payment of Notes Called for Redemption.

(a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 12.03, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b) Prior to the open of business on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.04 of the Base Indenture an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made promptly after the later of:

(i) the Redemption Date for such Notes; and

(ii) the time of presentation of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 12.04.

The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 12.05. Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders of the Notes thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been canceled, and, upon such return or cancellation, as the case may be, the Redemption Notice with respect thereto shall be deemed to have been withdrawn.

ARTICLE 13

MISCELLANEOUS PROVISIONS

Section 13.01. Governing Law. THE INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

Section 13.02. No Security Interest Created. Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 13.03. Benefits of Indenture. Nothing in the Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar and their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 13.04. Effect of Headings. The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 13.05. Supplemental Indenture May Be Executed In Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.06. Severability. In case any provision in the Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.07. Elections Under Base Indenture; Ratification of Base Indenture. Except as amended hereby with respect to the Notes, the Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. For the avoidance of doubt, each of the Company and each Holder of the Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee, whether acting as Trustee, Paying Agent, Security Registrar or Conversion Agent hereunder, as if set forth herein in full.

Section 13.08. Waiver Of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.09. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.10. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 13.11. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Shares,

accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of the Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of such Holder at the sole cost and expense of the Company. None of the Trustee, Conversion Agent or Paying Agent shall be responsible or liable for the calculations of the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

RAIT FINANCIAL TRUST

By:	/s/ Jack E. Salmon
Name: Jack E. Salmon
Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Martin Reed
Name: Martin Reed
Title: Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

RAIT FINANCIAL TRUST

7.00% Convertible Senior Note due 2031

No. [ ]	Initially $[ ]

CUSIP No. 749227 AA2

RAIT Financial Trust, a real estate investment trust duly organized and validly existing under the laws of the State of Maryland (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum as set forth in the “Schedule of Exchanges of Notes” attached hereto, which amount, taken together with the principal amounts of all other Outstanding Notes, shall not, unless permitted by the Indenture, exceed $115,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on April 1, 2031, and interest thereon as set forth below.

This Note shall bear interest at the rate of 7.00% per year from March 21, 2011, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until April 1, 2031. Interest is payable semi-annually in arrears on each April 1 and October 1, commencing on October 1, 2011, to Holders of record of the Notes at the close of business on the preceding March 15 and September 15 (whether or not such day is a Business Day), respectively. Special Interest will be payable as set forth in Section 5.02 of the within-mentioned Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Special Interest if, in such context, Special Interest is, was or would be payable pursuant to any of such Section 5.02 and any express mention of the payment of Special Interest in any provision therein shall not be construed as excluding Special Interest in those provisions thereof where such express mention is not made.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, Common Shares or a combination of cash and Common Shares, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

RAIT FINANCIAL TRUST

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, As Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF NOTE]

RAIT FINANCIAL TRUST

7.00% Convertible Senior Note due 2031

This Note is one of a duly authorized issue of Debt Securities of the Company, designated as its 7.00% Convertible Senior Notes due 2031 (the “Notes”), limited to the aggregate principal amount of $115,000,000 all issued or to be issued under and pursuant to an Indenture dated as of March 21, 2011 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of March 21, 2011 (herein called the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, and as it may be further amended or supplemented from time to time, the “Indenture”), by and between the Company and Wells Fargo Bank, National Association (the “Trustee”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price, the Repurchase Price, the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of and accrued and unpaid interest (including Special

Interest, if any) on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable at the Company’s option in accordance with the terms and conditions specified in the Indenture.

The provisions in Article III, Article VI, Article IX, Article X, Article XIV, Section 2.12(a), Section 2.15(c)(ii), Section 4.06(b), Section 11.02, Section 11.03, the second sentence of Section 4.01 and the fourth paragraph of Section 2.07(b) of the Base Indenture shall not apply to the Notes, and Article 3, Article 5, Article 7, Article 8, Article 9, Article 12, Section 2.04(b), Section 2.05(b), Section 2.05(e) and Section 2.07 of the Supplemental Indenture supersede the entirety thereof as specified in the Indenture.

The Holder of the Notes has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on each of April 1, 2016, April 1, 2021 and April 1, 2026 at a price equal to the Repurchase Price. Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during the period beginning on, and including, March 21, 2011 and ending at the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, Common Shares or a combination of cash and Common Shares, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES

RAIT FINANCIAL TRUST

7.00% Convertible Senior Notes due 2031

The initial principal amount of this Global Note is              DOLLARS ($            ). The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:	RAIT Financial Trust

Wells Fargo Bank, National Association
45 Broadway, 14th Floor
New York, New York 10006
Attn: Corporate Trust Services—Administrator for RAIT Financial Trust

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, Common Shares or a combination of cash and Common Shares, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any Common Shares issuable and deliverable upon such conversion, together with any cash for any fractional Common Share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder of the Notes hereof unless a different name has been indicated below. If any Common Shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer or similar taxes in accordance with Section 10.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Common Shares are to be issued, or

Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	RAIT Financial Trust

Wells Fargo Bank, National Association
45 Broadway, 14th Floor
New York, New York 10006
Attn: Corporate Trust Services—Administrator for RAIT Financial Trust

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from RAIT Financial Trust (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF REPURCHASE NOTICE]

To:	RAIT Financial Trust

Wells Fargo Bank, National Association
45 Broadway, 14th Floor
New York, New York 10006
Attn: Corporate Trust Services—Administrator for RAIT Financial Trust

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from RAIT Financial Trust (the “Company”) regarding the right of Holders of the Notes to elect to require the Company to repurchase the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the applicable provisions of the Indenture referred to in this Note, at the Repurchase Price to the registered Holder of the Notes hereof.

In the case of certificated Notes, the certificate numbers of the Notes to be purchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 4

[FORM OF ASSIGNMENT AND TRANSFER]

Wells Fargo Bank, National Association,

as Trustee and Registrar – DAPS Reorg

MAC N9303-121

608 2nd Avenue South

Minneapolis, MN 55479

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

For value received              hereby sell(s), assign(s) and transfer(s) unto              (Please insert Social Security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints              attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee